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                                                       HFCP IV (BERMUDA), L.P.
                                           H&F INTERNATIONAL PARTNERS IV-A (BERMUDA), L.P.
                                           H&F INTERNATIONAL PARTNERS IV-B (BERMUDA), L.P.
                                                H&F EXECUTIVE FUND IV (BERMUDA), L.P.
                                                           41 Cedar Avenue
                                                           Hamilton HM 12
                                                               Bermuda



                                                                     February 28, 2003



To the Sellers listed on Schedule A,

c/o MMC Capital, Inc., as Manager
20 Horseneck Lane
Greenwich, CT  06830

                  Re:  Purchase and Sale of Shares
                       ---------------------------

Ladies and Gentlemen:

                  In consideration of the agreements and obligations contained in this letter agreement (this "Agreement"), HFCP IV
(Bermuda), L.P., H&F International Partners IV-A (Bermuda), L.P., H&F International Partners IV-B (Bermuda), L.P., H&F Executive
Fund IV (Bermuda), L.P. ("Buyers," and each a "Buyer") and the sellers listed on Schedule A ("Sellers," and each, a "Seller") agree as follows:

                  1. Purchase and Sale. At the Closing, each Seller shall sell to the Buyers, and the Buyers shall purchase from such Seller, those Common Shares, par value $0.01 (the "Common Shares"), and those Series A Convertible Preference Shares, par value
$0.01 (the "Preference Shares," and together with the Common Shares, the "Shares"), of Arch Capital Group Ltd., a Bermuda
corporation (the "Company"), set forth opposite the name of such Seller on Schedule A, for an aggregate purchase price of
$50,220,000 (the "Transaction," and such amount, the "Purchase Price"). The closing of the Transaction (the "Closing") shall take place at the offices of MMC Capital, Inc., at 20 Horseneck Lane, Greenwich, CT 06830 at 10:00 a.m. on March 20, 2003. At the
Closing, (a) each Seller shall deliver to the Buyers a certificate or certificates representing the Shares set forth opposite the name of such Seller on Schedule A, together with stock powers duly executed in blank or duly executed instruments of transfer, and
(b) the Buyers shall deliver to the Sellers, via wire transfer of immediately available funds to such account or accounts as the
Sellers shall designate in writing prior to the Closing, an amount equal to the Purchase Price.

                  2. Representations and Warranties of Sellers. (a) Each Seller represents and warrants to the Buyers that such
Seller is the sole record and beneficial owner of the Shares set forth opposite the name of such Seller on Schedule A, and at


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Closing, such Seller will deliver to the Buyers such Shares, free and clear of any lien or security interest of any kind whatsoever.

                  (b) Each Seller has all requisite power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement, and to consummate the Transaction. The execution, delivery and performance of this Agreement by each Seller and the consummation by each Seller of the Transaction have been duly authorized by all necessary limited partnership action and no other proceedings on the part of such Seller are necessary to authorize this Agreement or to consummate the
Transaction. This Agreement has been duly executed and delivered by each Seller and (assuming the due authorization, execution and delivery by each Buyer), constitutes the legal, valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms.

                  (c) The execution, delivery and performance by each Seller of this Agreement and the consummation of the
Transaction require no action by or in respect of, or filing with, any governmental body, agency or official.

                  (d) Each Seller acknowledges that: (i) the Buyers may be in possession of material, nonpublic information regarding the Company, its financial condition, results of operations, business, properties, assets, liabilities, management, projections, reserves, appraisals and plans, proposals and prospects; (ii) such information may be materially adverse to such
Seller's interests; and (iii) if such Seller were in possession of some or all of such information such Seller might not be willing to sell any or all of the Shares pursuant to the Transaction or would have a materially different view of the benefits of the
Transaction. Each Seller also acknowledges and agrees that the Buyers shall have no obligation to disclose to such Seller any of the information referred to in the preceding sentence. Each Seller further acknowledges that such Seller has conducted its own investigation, to the extent that such Seller has determined necessary or desirable, regarding the information described in the first sentence of this paragraph. Each Seller hereby, on its own behalf and on behalf of its affiliates and its and their respective successors and assigns, irrevocably waives and renounces any and all claims of any nature whatsoever it may have or acquire against
Buyer, its directors, officers, employees, representatives, or any of their respective affiliates and their respective heirs, successors and assigns, based on non-disclosure, deceptive trade practices, other laws or otherwise, and acknowledges that neither the Buyers nor any of their respective directors, officers, employees, representatives or any of their respective affiliates have made any representation or warranty, whether express or implied, of any kind or character in respect of or in connection with the
Transaction, except as set forth in this Agreement.

                  3. Representations and Warranties of Buyers. (a) Each Buyer has all requisite power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement, and to consummate the Transaction. The execution, delivery and performance of this Agreement by each Buyer and the consummation by each Buyer of the Transaction have been duly authorized by all necessary limited partnership action and no other proceedings on the part of such Buyer are necessary to authorize this
Agreement or to consummate the Transaction. This Agreement has been duly executed and delivered by each Buyer and (assuming the due authorization, execution and delivery by each Buyer), constitutes the legal, valid and binding obligation of such Buyer enforceable against such Buyer in accordance with its terms.


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                  (b) The execution, delivery and performance by each Buyer of this Agreement and the consummation of the
Transaction require no action by or in respect of, or filing with, any governmental body, agency or official other than filings with and approvals of applicable United States state insurance regulatory bodies.

                  (c) The Buyers represent and warrant to Sellers that the Buyers have and will have at Closing immediately available cash in the amount of the Purchase Price.

                  (d) The Buyers acknowledge that Sellers are not transferring any rights Sellers may have under the terms of the
Subscription Agreement, dated as of October 24, 2001, as amended, November 20, 2001 and January 3, 2002, pursuant to this Agreement.

                  4. Miscellaneous. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard for principles of conflicts of laws. This Agreement shall inure solely to the benefit of and be binding upon the parties and their respective successors and assigns.

                  (b) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (c) This Agreement contains the entire agreement between the parties concerning the subject matter of this
Agreement and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect thereto.

                                                       * * *



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                  Please acknowledge your approval and acceptance of the matters contained in this letter by executing and dating this copy of the letter and returning it to our attention at the above address. An additional copy of this letter has been included for your records.

                                                     Very truly yours,


                                                     HFCP IV (BERMUDA), L.P.,

                                                     H&F INTERNATIONAL PARTNERS IV-A (BERMUDA), L.P.,

                                                     H&F INTERNATIONAL PARTNERS IV-B (BERMUDA), L.P.,

                                                     H&F EXECUTIVE FUND IV (BERMUDA), L.P.,

                                                          By:  H&F Investors IV (Bermuda), L.P., its General
                                                              Partner,

                                                              By:  H&F Corporate Investors IV (Bermuda) Ltd., its
                                                                  General Partner

                                                                  By:
                                                                       --------------------------------------------
                                                                       Name:
                                                                       Title:




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Accepted and agreed as of the date first written above:


TRIDENT II, L.P.,

MARSH & MCLENNAN CAPITAL
PROFESSIONALS FUND, L.P.,

MARSH & MCLENNAN EMPLOYEES'
SECURITIES COMPANY, L.P.,

     By:  MMC Capital, Inc., in each case, as Manager,

         By:
              ---------------------------------------
              Name:  David J. Wermuth
              Title:  Principal

MARSH & MCLENNAN RISK CAPITAL
HOLDINGS, LTD.,

By:
     ---------------------------------------
     Name:  David J. Wermuth
     Title:  Assistant Secretary
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                                                        SCHEDULE A

                                                   Stock Certificate /   Preference Shares    Common Shares    Price ($31 per Share)
                                                  --------------------   -----------------    -------------    ---------------------
                                                         Account
                                                         -------

------------------------------------------------------------------------------------------------------------------------------------

Trident II, L.P.                                         ACP0061                  903,277                               $28,001,587
c/o Maples & Calder
P.O. Box 309                                             ACP0021                   38,029                                 1,178,899
Ugland House, South Church Street                        ACP0096                  122,942                                 3,811,202
                                                                                                               ---------------------
George Town, Grand Cayman, Cayman Islands                                                                               $32,991,688

                                                                                                               ---------------------
Copy to:

MMC Capital, Inc., as Manager
20 Horseneck Lane
Greenwich, CT  06830
Attention:  Richard A. Goldman
------------------------------------------------------------------------------------------------------------------------------------

Marsh & McLennan Employees' Securities Company, L.P.     ACP0058                   28,969                                 $ 898,039
c/o Maples & Calder
P.O. Box 309                                             ACP0022                    1,071                                    33,201
Ugland House, South Church Street                        ACP0097                    3,461                                   107,291
                                                                                                               ---------------------
George Town, Grand Cayman, Cayman Islands                                                                                $1,038,531

                                                                                                               ---------------------
Copy to:

MMC Capital, Inc., as Manager
20 Horseneck Lane
Greenwich, CT  06830
Attention:  Richard A. Goldman
------------------------------------------------------------------------------------------------------------------------------------

Marsh & McLennan Capital Professionals Fund, L.P.        ACP0062                   28,809                                  $893,079
c/o Maples & Calder                                      ACG2100                                       521                   16,151
P.O. Box 309                                             ACP0023                    1,065                                    33,015
Ugland House, South Church Street                        ACP0098                    3,442                                   106,702
                                                                                                               ---------------------
George Town, Grand Cayman, Cayman Islands                                                                                $1,048,947

                                                                                                               ---------------------
Copy to:

MMC Capital, Inc., as Manager
20 Horseneck Lane
Greenwich, CT  06830
Attention:  Richard A. Goldman
------------------------------------------------------------------------------------------------------------------------------------


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                                                                                                               ---------------------
Marsh & McLennan Risk Capital Holdings, Ltd.             Merrill Lynch Account                     488,414              $15,140,834
                                                                                                               ---------------------
1166 Avenue of the Americas
New York, NY  10036
Attention:  Mark J. Dallara

------------------------------------------------------------------------------------------------------------------------------------

                                                 Total                                                                  $50,220,000
                                                                                                               =====================
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